As filed with the Securities and Exchange Commission on September 13, 2002
                                             Registration No. 333-98775
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                      POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                                EQUITY ONE, INC.
             (Exact name of registrant as specified in its charter)

                    MARYLAND                     1696 N.E. MIAMI GARDENS DRIVE                    52-1794271
                                               NORTH MIAMI BEACH, FLORIDA 33179
                                                        (305) 947-1664
         -----------------------------        ----------------------------------  -------------------------------------------------
         (State or Other Jurisdiction         (Address, Including Zip Code, and   (I.R.S. Employer of Incorporation
               Identification No.)              Code, of Registrant's Principal             or Organization)
                                                  Executive Offices)
                                               Telephone Number, Including Area

                                  CHAIM KATZMAN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                EQUITY ONE, INC.
                          1696 N.E. MIAMI GARDENS DRIVE
                        NORTH MIAMI BEACH, FLORIDA 33179
                                 (305) 947-1664
            (Name, Address, Including Zip Code, and Telephone Number,
                    Including Area Code,of Agent for Service)

                              --------------------

                          COPIES OF COMMUNICATIONS TO:
                            PHILLIP J. KUSHNER, ESQ.
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                            TELEPHONE: (305) 579-0500
                            FACSIMILE: (305) 579-0717

                              --------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                              --------------------

                         CALCULATION OF REGISTRATION FEE
============================================ =================== ================= ================= ===============
                                                                     Proposed          Proposed
                                                                     Maximum           Maximum         Amount of
              Title of Shares                      Amount        Aggregate Price      Aggregate       Registration
             To Be Registered                 To Be Registered       Per Unit       Offering Price        Fee
-------------------------------------------- ------------------- ----------------- ----------------- ---------------
-------------------------------------------- ------------------- ----------------- ----------------- ---------------
Common Stock, par value $.01 per             5,000,000           $ 13.43(1)        $ 67,150,000      $ 6,177.80(2)
   share............................................
-------------------------------------------- ------------------- ----------------- ----------------- ---------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

(2) Previously Paid. In addition, 153,214 shares of common stock registered by the Registrant under Registration No. 333-30894 referred to below and not previously sold are proposed to be consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold shares of common stock have previously been paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount to be registered under the Registration Statement as so consolidated as of the date of this filing is 5,153,214 shares of common stock.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE
================================================================================

     Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the Prospectus which is a part of this Registration Statement shall relate to any securities which remain unsold under the Registration Statement on Form S-3 (333-30894) of the Registrant.

     Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS



                                EQUITY ONE, INC.


                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                                5,153,214 SHARES
                                  COMMON STOCK

                                                     -------------------------

     We are Equity One, Inc., a self-administered, self-managed real estate investment trust that principally acquires, renovates, develops and manages community and neighborhood shopping centers anchored by supermarkets or other necessity-oriented retailers such as drug stores or discount retail stores. With this prospectus, we are offering participation in our Dividend Reinvestment and Stock Purchase Plan, as amended, to record holders of our outstanding shares of common stock, par value $.01 per share. The Dividend Reinvestment and Stock Purchase Plan, as amended, is a simple, convenient and low-cost means of investing in our common stock.

                                 PLAN HIGHLIGHTS

o You may participate in the Plan if you currently own shares of our common stock.

o Once you are enrolled in the Plan, you may buy additional shares of common stock by automatically reinvesting all or a portion of any cash dividends paid on your shares of common stock. To participate in the dividend reinvestment feature of the Plan, you must hold and elect to reinvest the dividends on a minimum of 100 shares of our common stock.

o Once you are enrolled in the Plan, you may buy additional shares of our common stock by making optional cash investments from $100 to $10,000 per month on a regular or occasional basis. In our sole discretion, we may permit optional cash investments greater than $10,000 per month.

o Under the Plan, the purchase price for shares of our common stock that the Administrator purchases directly from us for dividend reinvestments or optional purchases from $100 to $10,000 per month will equal the higher of 98% of the weighted average of the sales prices for our common stock during the five trading days ending on the day immediately prior to the purchase or 95% of the average of the daily high and low sales prices on the purchase date.

o Your participation in the Plan is entirely voluntary, and you may terminate your participation at any time. If you do not elect to participate in the Plan, you will continue to receive any cash dividends paid on your shares of common stock.

     Our shares of common stock are traded on the New York Stock Exchange, or NYSE, under the ticker symbol "EQY." The closing price of our common stock on September 11, 2002 was $13.86 per share.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR HAS DETERMINED IF THIS PROSPECTUS IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     INVESTING IN OUR COMMON SHARES INVOLVES RISKS. POTENTIAL INVESTORS SHOULD CONSIDER THE INFORMATION PRESENTED UNDER OUR DISCUSSION OF "RISK FACTORS" BEGINNING ON PAGE 7.

The date of this Prospectus is September 11, 2002.

                                Table of Contents



                                                                            PAGE
                                                                            ----
SUMMARY OF THE PLAN............................................................3


WHERE YOU CAN FIND MORE INFORMATION............................................5


SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................6


RISK FACTORS...................................................................7


TERMS AND CONDITIONS OF THE PLAN..............................................14


INFORMATION ABOUT EQUITY ONE, INC.............................................31


USE OF PROCEEDS...............................................................31


PLAN OF DISTRIBUTION..........................................................31


LEGAL MATTERS.................................................................32


EXPERTS.......................................................................32


INDEMNIFICATION...............................................................32



                                                  ------------------------------


     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

     You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospectus may have changed since that date.

                               SUMMARY OF THE PLAN

     The following summary of our Dividend Reinvestment and Stock Purchase Plan may omit certain information that may be important to you. You should carefully read the entire text of the Plan contained in this prospectus before you decide to participate in the Plan.

Enrollment:                   You can participate in the Plan if you currently
                              own shares of our common stock by completing and submitting the enclosed authorization form. You may also obtain an authorization form from the Plan's administrator, American Stock Transfer &
                              Trust Company. Please see Question 6 set forth in
                              "Terms and Conditions of the Plan" for more detailed information.

Reinvestment of Dividends:    You can reinvest any cash dividends paid on all
                              or a portion of your shares of common stock.
                              You will be able to purchase additional shares of our common stock by reinvesting your dividends without paying any fees. To participate in the dividend reinvestment feature of the Plan, you must hold and elect to reinvest the dividends on a minimum of 100 shares of common stock. Except for the restrictions contained in our charter on transfer and ownership of common stockdescribed in Question 21, the reinvestment of any cash dividends paid on your common shares is not subject to a maximum limit. Please see Question 6 for more detailed information.

Optional Cash Investments:    After you are enrolled in the Plan, you can also
                              buy additional shares of common stock without paying any fees. You can invest from $100 to $10,000 per month on a regular or occasional basis. In our sole discretion, we may approve a written request to waive the $10,000 per month maximum investment amount. Investments of less than $100 and exceeding $10,000, unless we have granted a waiver, will be returned to the participant without interest. Please see Question
                              6 for more detailed information.

Administration:               American Stock Transfer & Trust Company, a
                              registered transfer agent, initially will serve as the administrator of the Plan. You should send all correspondence with the Administrator to:
                              American Stock Transfer & Trust Company, P.O.
                              Box 922, Wall Street Station, New York, NY
                              10269-0560. You may call the Administrator at 877-253-6850, or you can send a written request by facsimile to 718-234-1440. Please see Question 4 for more detailed information.

Source of Common Shares:      Initially, shares of common stock purchased by the
                              Administrator under the Plan will come from our legally authorized but unissued shares of common stock. However, we may, in our sole discretion, direct the Administrator to purchase shares of common stock in the open market or in privately negotiated transactions with third parties. Please see Question 8 for more detailed information.

Purchase Price:               Under the Plan, the purchase price for shares of
                              our common stock that the Administrator purchases directly from us for dividend reinvestments or optional purchases from $100 to $10,000 per month will equal 98% of the weighted average of the sales prices for our common stock during the five trading days ending on the day immediately prior to the purchase. Please see Question 8 for more detailed information.

                              Under the Plan, the purchase price for shares of our common stock that the Administrator purchases directly from us for optional purchases greater than $10,000 per month pursuant to a request for waiver approved by us will equal the weighted average of the sales prices for our common stock during the five trading days ending on the day immediately prior to the purchase, subject to any minimum purchase price and discount established by us for that month, in our sole discretion. Please see Question 10 for more detailed information.
                              The purchase price for common shares purchased in the open market or in privately negotiated transactions with third parties will equal the weighted average of the purchase prices paid by the Administrator for the shares. Please see Question 8 for more detailed information.

                              However, regardless of the source of shares, in no event will the purchase price for shares of our common stock for dividend reinvestments or optional purchases be less than 95% of the average of the high and low sales prices for our common stock as reported by the NYSE on the purchase date, plus, if the shares are acquired through open market purchases, the per share amount of brokerage commissions or fees paid by us.

                              Participants will incur no brokerage commissions, service charges or other expenses in connection with purchases of common stock under the Plan, except, if the amount of brokerage commissions or fees paid by us caused the 95% purchase price limitation to be met, you would effectively be paying a proportionate share of those commissions and fees equal to the amount that caused the 95% limitation to be met. All costs of administration of the Plan will be paid by us.

Tracking Your Investment:     You will receive periodic statements of the
                              transactions made in your Plan account. These statements will provide you with details of the transactions and will indicate the share balance in your Plan account. Please see Question 14 for more detailed information.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC's web site at: http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's web site listed above.

     The SEC allows us to "incorporate by reference" some of the documents we file with it into this prospectus, which means:

o we can disclose important information to you by referring you to those documents;

o the information incorporated by reference is considered to be part of this prospectus; and

o later information that we file with the SEC will automatically update and supersede this information.

     We incorporate by reference the documents listed below:

o our Annual Report on Form 10-K, as amended, for the year ended December 31, 2001;

o our Quarterly ReportS on Form 10-Q for the quarterS ended March 31, and June 30, 2002;

o our definitive Proxy Statement, dated April 29, 2002, filed in connection with our 2002 Annual Meeting of Stockholders;

o our Current Reports on Form 8-K, dated March 27, 2002, April 25, 2002 and July 24, 2002; and

o the description of our common stock filed as part of our Registration Statement (File No. 001-13499) on Form 8-A filed on October 15, 1997.

     All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

     We will provide without charge to each person, including any stockholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

                                Equity One, Inc.
                          1696 N.E. Miami Gardens Drive
                        North Miami Beach, Florida 33179
                          Attention: Investor Relations
                                 (305) 947-1664





                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus (including the information incorporated by reference) contains certain forward-looking statements within the meaning of federal securities law. Words such as "may", "will", "expect", "anticipate", "intend", "could", "estimate" or "continue" or other similar terms identify forward-looking statements. These forward-looking statements discuss our expectations or beliefs, concerning, among other things, industry performance, our operations, performance, financial condition, plans, growth and strategies. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance and involve substantial risks and uncertainties. Actual results may differ materially from those predicted in the forward-looking statements as a result of various factors, including those described in Risk Factors.

                                  RISK FACTORS

     AN INVESTMENT IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

     RISKS RELATED TO OUR PROPERTIES AND OUR BUSINESS

     WE ARE DEPENDENT UPON CERTAIN KEY TENANTS SUCH AS PUBLIX AND WINN DIXIE, AND ADVERSE DEVELOPMENTS IN THE BUSINESS OF THESE TENANTS COULD HAVE A NEGATIVE IMPACT ON OUR FINANCIAL CONDITION.

     As part of our business strategy, we own shopping centers which are supported by "anchor" tenants which, due to size, reputation or other factors, are particularly responsible for drawing other tenants and shoppers to our centers. As of June 30, 2002, 747,101 square feet and 535,862 square feet, or 8.6% and 6.2% of our aggregate gross leasable area, were leased to Publix and Winn Dixie, respectively. Leases with these anchor tenants represented approximately $4.9 million and $3.4 million, or 6.3% and 4.4%, respectively, of the annualized minimum rent from our properties.

     At any time, our anchor tenants or other tenants may experience a downturn in their businesses that may weaken their financial condition. As a result, our tenants may delay lease commencement, fail to make rental payments when due or declare bankruptcy. We are also subject to the risk that these tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. Any tenant bankruptcies, leasing delays, or failure to make rental payments when due could result in the termination of the tenant's lease and material losses to our company and harm to our operating results. In addition to the loss of rental payments from the anchor tenant, a lease termination by an anchor tenant or a failure by that anchor tenant to occupy the premises could result in lease terminations or reductions in rent by other tenants in the same shopping center whose leases permit cancellation or rent reduction if an anchor tenant's lease is terminated. In January 2002, Kmart Corporation, one of our anchor tenants in three of our shopping centers, filed for bankruptcy protection and has subsequently closed one of these stores and terminated the lease. Although we do not believe that Kmart's bankruptcy, the closure of one of its stores or the potential closings of the remaining two stores will have a materially adverse impact on our financial condition, its or other tenants' bankruptcies could delay our efforts to collect past due balances under the relevant leases and could ultimately preclude full collection of these sums.

     VACATED ANCHOR SPACE AT ANY PROPERTY COULD ADVERSELY AFFECT THE PERFORMANCE OF THE ENTIRE SHOPPING CENTER.

     Vacated anchor tenant space reduces rental revenues if not re-rented promptly at the same rental rates and, even when the tenant continues to make rental payments, tends to adversely affect the entire shopping center because of the loss of the departed anchor tenant's power to draw customers to the center. For instance, during 2002 Albertson's closed a store in San Antonio, Texas within our Wurzbach Shopping Center, but continues to pay rent under the lease and also closed one of its stores adjacent to our Spring Shadows Shopping Center. The closure of these stores by Albertson's may adversely affect us because these stores were anchor tenants that attracted customers to our centers. No assurances can be given that existing anchor stores, whether tenants or not, will renew their leases as they expire or will not vacate their space prior to expiration. For example, it has recently become more common for drugstores to seek to rent freestanding structures instead of space within shopping centers, and in the past, some of our drug store anchor tenants have vacated their leased space for that reason. The closing of one or more stores occupied by anchor tenants or lease terminations by one or more anchor tenants could adversely affect that property and result in lease terminations or rent reductions by other tenants whose leases may permit termination or rent reduction in such circumstances. Each of these developments could adversely affect our financial condition.

     GEOGRAPHIC CONCENTRATION OF OUR PROPERTIES MAKES OUR BUSINESS VULNERABLE TO ECONOMIC DOWNTURNS IN FLORIDA AND TEXAS.

     The economic performance and value of our real estate assets are subject to all of the risks associated with owning and operating real estate, including risks related to adverse changes in national, regional and local economic and market conditions. Economic and market conditions also may impact the ability of our tenants to make lease payments. Our properties are located primarily in Florida and Texas. Approximately 60.8% of our properties, based on gross leasable area, are located in Florida and represent $48.1 million, or 62.7%, of annualized minimum rent as of June 30, 2002. In addition, approximately 34.0% of our properties, based on gross leasable area, are located in Texas and represent $25.6 million, or 33.3%, of annualized minimum rent as of June 30, 2002. Our performance may therefore be linked to economic conditions in Florida and Texas. A decline in the economy in these markets may adversely affect our revenues from shopping centers in these areas, or could result in an increase in tenant bankruptcies, both of which may harm our performance in the affected market. In addition, if our properties do not generate sufficient income to meet our operating expenses, including future debt service, our income and results of operations would be significantly harmed.

     OUR GROWTH MAY BE IMPEDED IF WE ARE NOT SUCCESSFUL IN IDENTIFYING SUITABLE ACQUISITIONS THAT MEET OUR CRITERIA.

     Integral to our business strategy is our ability to expand through acquisitions, which requires us to identify suitable acquisition candidates or investment opportunities that meet our criteria and are compatible with our growth strategy. We may not be successful in identifying suitable real estate properties, other assets or other business that meet our acquisition criteria or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions could reduce the number of acquisitions we complete and slow our growth, which could in turn harm our stock price.

     FUTURE ACQUISITIONS OF REAL PROPERTIES, OTHER ASSETS OR OTHER COMPANIES MAY NOT YIELD THE RETURNS WE EXPECT, MAY RESULT IN DISRUPTIONS TO OUR BUSINESS, MAY STRAIN MANAGEMENT RESOURCES AND MAY RESULT IN STOCKHOLDER DILUTION.

     We expect to make future acquisitions of or investments in real properties, other assets or other companies. Our strategy of making acquisitions and our market selection process may not ultimately be successful and may not provide positive returns on our capital. If we acquire any businesses, we will be required to integrate the operations, personnel and accounting and information systems of the acquired business and train, retain and motivate any key personnel from the acquired business. In addition, acquisitions may cause disruptions in our operations and divert management's attention away from day-to-day operations, which could impair our relationships with our current tenants and employees. The issuance of equity securities for any acquisitions could be substantially dilutive to our stockholders.

     In September 2001, we acquired United Investors Realty Trust, or UIRT, and Centrefund (U.S.) Realty Corp., or CEFUS. Although we believe that we have successfully integrated these operations with ours, no assurances can be given that the operational synergies or estimated expense reductions will be realized or that unanticipated costs will not arise in the future as a result of these acquisitions. In addition, our strategy includes renovating and re-leasing space in some under-performing shopping centers acquired in these acquisitions. If such operational synergies or expense reductions are not realized, if we are unable to re-lease vacant space or if we experience material, unanticipated costs as a result of these acquisitions, our results of operation could be harmed and our stock price could decline.

     AS WE EXPAND OUR BUSINESS INTO NEW MARKETS WE WILL BE SUBJECT TO RISKS ASSOCIATED WITH THOSE MARKETS WHICH MAY HAVE AN ADVERSE IMPACT ON OUR FUTURE OPERATIONS.

     Although we are seeking to acquire additional properties and sites in our primary markets of Florida and Texas, we will also seek to locate properties in other areas with similar demographic characteristics. In seeking investment opportunities in other areas of the United States, we will not initially possess the same level of familiarity as we possess with respect to our current markets, which could adversely affect our ability to acquire, develop, manage or lease properties in new markets and may therefore have an adverse impact on our future operations.

     WE  FACE  INCREASING   COMPETITION  FOR  THE  ACQUISITION  OF  REAL  ESTATE
PROPERTIES AND OTHER ASSETS, WHICH MAY IMPEDE OUR ABILITY TO MAKE FUTURE ACQUISITIONS OR MAY INCREASE THE COST OF THESE ACQUISITIONS.

     We compete with many other entities engaged in real estate investment activities for acquisitions of community and neighborhood shopping centers, including institutional pension funds, other REITs and other owner-operators of shopping centers. These competitors may drive up the price we must pay for real estate properties, other assets or other companies we seek to acquire or may succeed in acquiring those companies or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive suitors because they may have greater resources, may be willing to pay more or may have a more compatible operating philosophy. In particular, larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. Such competition may reduce the number of suitable properties and increase the bargaining position of the owners of those properties. This will result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties, our profitability will be reduced, and you may experience a lower return on your investment.

     OUR EXISTING PROPERTIES ARE, AND FUTURE PROPERTIES ARE EXPECTED TO BE, SUBJECT TO COMPETITION WHICH COULD AFFECT OUR ABILITY TO LEASE VACANT SPACE AND MAINTAIN CURRENT RENTAL VALUES.

     Many of our shopping centers are located in developed areas that include other shopping centers. The number of retail properties in a particular area could harm our ability to lease vacant space and maintain the rents charged at the shopping centers or at any newly acquired property or properties. Retailers at our properties face increasing competition from outlet malls, discount shopping clubs, direct mail, telemarketing sales and internet sales.

     In addition, any new competitive properties that are developed within the neighborhoods of our existing properties may result in increased competition for customer traffic and creditworthy tenants. Increased competition for tenants may require us to make capital improvements to properties which we would not have otherwise planned to make. Any unbudgeted capital improvements we undertake may divert cash that would otherwise be available for dividends to stockholders. Ultimately, to the extent we are unable to renew leases or re-let space as leases expire, it would result in decreased cash flow from tenants and harm our operating results.

     WE MAY EXPERIENCE DIFFICULTIES AND ADDITIONAL COSTS ASSOCIATED WITH RENTING UNLEASED SPACE AND SPACE TO BE VACATED IN FUTURE YEARS.

     As a result of our acquisitions of UIRT and CEFUS, we now own several properties the performance of which we plan to improve by re-leasing vacated space. However, our ability to rent unleased or vacated space in these or other properties will be affected by many factors, including the property's location, current market conditions and covenants found in certain leases with tenants restricting the use of other space at a property. For instance, in some cases, our tenant leases contain provisions giving the tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center, or limit the ability of other tenants to sell that merchandise or provide those services. When re-leasing space after a vacancy, these provisions may limit the number and types of prospective tenants for the vacant space. The failure to lease or to re-lease on satisfactory terms could harm our operating results.

     In addition, if we are able to re-lease vacated space, there is no assurance that rental rates will be equal to or in excess of current rental rates. In addition, we may incur substantial costs in obtaining new tenants, including brokerage commission fees paid by us in connection with new leases or lease renewals, and the cost of making leasehold improvements.

     WE HAVE SUBSTANTIAL DEBT OBLIGATIONS WHICH MAY REDUCE OUR OPERATING PERFORMANCE AND PUT US AT A COMPETITIVE DISADVANTAGE.

     We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest, and the risk that indebtedness on our properties will not be refinanced at maturity or that the terms of such refinancing will not be as favorable as the terms of such indebtedness. Most of our existing mortgage indebtedness has an amortization schedule which results in substantial payments being due at maturity.

     Since we anticipate that our internally generated cash will be adequate to repay only a portion of our indebtedness prior to maturity, we expect that we will be required to repay debt through refinancings or equity offerings. If we were unable to refinance our indebtedness on acceptable terms, or at all, we might be forced to dispose of one or more of our properties upon disadvantageous terms, which might result in losses to us and might adversely affect our cash available for distribution. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates on refinancings, our interest expense would increase, without a corresponding increase in our rental rates, which would adversely affect our results of operations. Further, if one of our properties is mortgaged to secure payment of indebtedness and we are unable to meet mortgage payments, or we are in default under the related mortgage or deed of trust, such property could be transferred to the mortgagee, or the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all with a consequent loss of income and asset value to us. Foreclosure could also create taxable income without accompanying cash proceeds, thereby hindering our ability to meet the REIT distribution requirements under the Internal Revenue Code. In addition, under the terms of our credit facility with Wells Fargo, defaults in excess of $25 million under our other mortgage indebtedness could cause a default under that facility.

     We also intend to incur additional debt in connection with future acquisitions of real estate. We may, in some instances, borrow under our existing credit facilities or borrow new funds to acquire properties. In addition, we may incur or increase our mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate properties we acquire. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

     Our  substantial  debt  may  harm  our  business  and  operating   results,
including:

o requiring us to use a substantial portion of our funds from operations to pay interest and required principal payments, which reduces the amount available for dividends;

o placing us at a competitive disadvantage compared to our competitors that have less debt;

o making our company more vulnerable to economic and industry downturns and reducing our flexibility in responding to changing business and economic conditions; and

o limiting our ability to borrow more money for operations, capital or to finance acquisitions in the future.

CERTAIN INDEBTEDNESS MAY BE IN DEFAULT AS A RESULT OF PRIOR ISSUANCES OF OUR COMMON STOCK OR PRIOR ACQUISITIONS WHICH MAY SERVE AS A BASIS FOR THE LENDERS TO ACCELERATE AMOUNTS DUE UNDER THE RELATED MORTGAGES OR DEMAND PAYMENTS OR FEES.

     Certain of the mortgages on our properties contain prohibitions on transfers of ownership interests in the mortgagor or its parents without the prior written consent of the lenders, which provisions may have been violated by previous transactions. A violation could serve as a basis for the lenders to accelerate amounts due under the related mortgages, demand payments or assess fees or penalties. We are currently in the process of obtaining a clarification, amendment or consent from each of the various lenders under such mortgages.

     The outstanding amounts under the mortgages on the affected properties covered by such restrictions on transfer total approximately $79 million. In the event that the requested assurances or consents are not obtained and the mortgage holders declare defaults under the mortgage documents, we will, if required, prepay the remaining mortgages from existing resources, refinancings of such mortgages, borrowings under our other lines of credit or other sources of financing. The repayment of these mortgages could have an adverse impact on our operations and affect our ability to make distributions to stockholders in the anticipated amounts.

     CHANGES IN INTEREST RATES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

     The market price of our common stock will be affected by the annual distribution rate on the shares of our common stock. Increasing market interest rates may lead prospective purchasers of our common stock to seek a higher annual yield from their investments. Such an increase in market expectations or requirements would likely adversely affect the market price of our common stock. In addition, we have variable rate loans with various lenders. As interest rates rise, more of our funds from operations will be required to service that debt. Finally, increases in interest rates may have the effect of depressing the market value of retail properties such as ours, including the value of those properties securing our indebtedness.

     OUR  FINANCIAL   COVENANTS  MAY  RESTRICT  OUR  OPERATING  OR   ACQUISITION
ACTIVITIES, WHICH MAY HARM OUR FINANCIAL CONDITION AND OPERATING RESULTS.

     Our existing mortgage indebtedness contains customary terms and conditions typically found in mortgages including, among others, the requirement to maintain insurance on the properties, the requirement to preserve and maintain the properties and restrictions upon the incurrence of additional indebtedness and liens on the properties. Furthermore, the terms of some of our indebtedness restrict our ability to consummate transactions which result in a change in control or to otherwise issue equity or debt securities. The mortgages on our properties also contain customary negative covenants such as those that limit our ability, without the prior consent of the lender, to further mortgage the applicable property or to discontinue insurance coverage. If we breach covenants in our debt agreements, the lender can declare a default and require us to repay the debt immediately and, if the debt is secured, be entitled to take possession of the property securing the loan.

     OUR INVESTMENTS IN DEVELOPMENT AND REDEVELOPMENT PROJECTS MAY NOT YIELD ANTICIPATED RETURNS, WHICH WOULD HARM OUR OPERATING RESULTS AND REDUCE THE AMOUNT OF FUNDS AVAILABLE FOR DISTRIBUTIONS.

     A component of our growth strategy is redeveloping existing properties within our portfolio as well as developing new shopping centers at other locations. There can be no assurance that we will be able to do so successfully. We intend to pursue development activities as opportunities arise. Such activities may include expanding and/or renovating properties or developing new sites. Expansion, renovation and development projects generally require expenditures of capital, as well as various governmental and other approvals, which we may not be able to obtain, or may only obtain after delay and at substantial costs.

     While our policies with respect to expansion, renovation and development activities are intended to limit some of the risks otherwise associated with such activities, such as initiating construction only after securing commitments from anchor tenants, we will nevertheless be subject to risks that construction costs, such as cost overruns and timing delays due to lack of availability of materials and labor, weather conditions and other factors outside of our control, of a property may exceed original estimates, possibly making the property uneconomical. Any substantial unanticipated delays or expenses could adversely affect the investment returns from these redevelopment projects and harm our operating results. In addition, occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable, construction and permanent financing may not be available on favorable terms for development and construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs.

     THE COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS, INCLUDING LIABILITY FOR CONTAMINATION AT OUR PROPERTIES RESULTING FROM, AMONG OTHER THINGS, GASOLINE OR DRY-CLEANING POLLUTANTS, MAY HARM OUR OPERATING RESULTS.

     Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate or real estate-related facilities may be liable for the costs of removal or remediation of hazardous or toxic substances present at, on, under, in or released from its property. In connection with the direct or indirect ownership, operation, management and development of real properties, we are generally considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances. Therefore, we may be potentially liable for removal or remediation costs, as well as certain other related costs, including governmental fines and damages for injuries to persons and property.

     Some of the properties in our portfolio have been identified as having or potentially having some form of environmental contamination. In some cases, contamination has or is expected to have migrated into the groundwater beneath our properties from adjacent properties, such as service stations. In other cases, contamination has resulted from on-site uses by current or former owners or tenants, such as gas stations or dry cleaners, which have released pollutants such as gasoline or dry-cleaning solvents into the soil or groundwater. We believe that, based on environmental studies conducted to date, none of these environmental problems is likely to have a material adverse effect on our financial condition. However, no assurances can be given that environmental studies obtained by us reveal all environmental liabilities, that any prior owner of land or a property owned or acquired by us did not create any material environmental condition not known to us, or that a material environmental condition does not otherwise exist, or may not exist in the future. Although many of our leases with tenants contain provisions intended to minimize the environmental risks and to shift the financial risks to the tenants, there is no assurance that we will not incur liability in this regard.

    COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION AND OPERATING RESULTS.

     Our properties are subject to the Americans with Disabilities Act of 1990. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages.

RISKS RELATED TO OUR ORGANIZATION AND STRUCTURE

     WE MAY EXPERIENCE ADVERSE CONSEQUENCES IN THE EVENT WE FAIL TO QUALIFY AS A REIT.

     Although we believe that we have operated so as to qualify as a REIT under the Internal Revenue Code since our REIT election in 1995, no assurance can be given that we have qualified or will remain qualified as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. For example, in order to qualify as a REIT, at least 95% of our gross income in any year must be derived from qualifying sources, and we must make distributions to stockholders aggregating annually at least 90% of our REIT taxable income, excluding capital gains. We intend to make distributions to our stockholders to comply with the distribution provisions of the Internal Revenue Code. Although we anticipate that our cash flows from operating activities will be sufficient to enable us to pay our operating expenses and meet distribution requirements, no assurances can be given in this regard.

     If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and we would not be allowed a deduction in computing our taxable income for amounts distributed to our stockholders. Moreover, unless entitled to relief under certain statutory provisions, we also would be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost. Disqualification would reduce our net earnings available for investment or distribution to our stockholders due to our additional tax liability for the years involved.

     OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER AND HIS AFFILIATES OWN A MAJORITY OF OUR COMMON STOCK AND EXERCISE SIGNIFICANT CONTROL OF OUR COMPANY AND MAY DELAY, DEFER OR PREVENT US FROM TAKING ACTIONS THAT WOULD BE BENEFICIAL TO OUR OTHER STOCKHOLDERS.

     Chaim Katzman, our Chairman and Chief Executive Officer and, together with his affiliates, is our largest stockholder. Mr. Katzman and his affiliates own in the aggregate as of June 30, 2002 approximately 62.2% of the outstanding shares of our common stock. Accordingly, Mr. Katzman will be able to exercise significant control over the outcome of substantially all matters required to be submitted to our stockholders for approval, including decisions relating to the election of our board of directors and the determination of our day-to-day corporate and management policies. In addition, Mr. Katzman will be able to exercise significant control over the outcome of any proposed merger or consolidation of our company under the Maryland General Corporation Law (the "MGCL"). Mr. Katzman's ownership interest in our company may discourage third parties from seeking to acquire control of our company which may adversely affect the market price of our common stock.

     OUR ORGANIZATIONAL DOCUMENTS CONTAIN PROVISIONS WHICH MAY DISCOURAGE A TAKEOVER OF US, MAY MAKE REMOVAL OF OUR MANAGEMENT MORE DIFFICULT, AND DEPRESS OUR STOCK PRICE.

     Our organizational documents contain provisions which may have an anti-takeover effect and inhibit a change in our management. For instance, our charter contains ownership limits and restrictions on transferability of shares of our stock in order to protect our status as a REIT. These provisions prevent any one stockholder from owning, actually or constructively, more than 9.9% of the value or number of outstanding shares of our stock without our prior consent. In addition, our articles and bylaws contain other provisions that may have the effect of delaying, deferring or preventing a change of control of our company or the removal of existing management and, as a result, could prevent our stockholders from receiving a premium for their shares of common stock above the prevailing market prices. In addition, these provisions include the ability to issue preferred stock, staggered terms for our directors, advance notice requirements for stockholder proposals, the absence of cumulative voting rights and provisions relating to the removal of incumbent directors. Finally, the MGCL also contains several statutes that restrict mergers and other business combinations with interested stockholder or that may otherwise have the effect of preventing or delaying a change of control.

     LOSS OF KEY PERSONNEL COULD HARM OUR BUSINESS.

     Our ability to successfully execute our acquisition and growth strategy depends to a significant degree upon the continued contributions of Chaim Katzman, our Chairman of the Board and Chief Executive Officer, Doron Valero, our President and Chief Operating Officer, and Howard Sipzner, our Chief Financial Officer. Pursuant to our employment agreements with Mr. Katzman, he is only required to devote so much of his business time, attention, skill and efforts as shall be required for the faithful performance of his duties. Moreover, there is no guarantee that Mr. Katzman, Mr. Valero or Mr. Sipzner will remain employed with us. While we have employment agreements with these executives, we cannot guarantee that we will be able to retain their services. The loss of the services of Messrs. Katzman, Valero or Sipzner could have a material adverse effect on our results of operations.

     OUR RIGHTS AND THE RIGHTS OF OUR STOCKHOLDERS TO TAKE ACTION AGAINST OUR DIRECTORS AND OFFICERS ARE LIMITED.

     Our charter requires us to indemnify our directors and officers for actions taken by them in those capacities to the maximum extent permitted by the MGCL. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors and officers.




                        TERMS AND CONDITIONS OF THE PLAN

     The following constitutes our Dividend Reinvestment and Stock Purchase Plan, as amended, in effect beginning September 11, 2002. All references in this prospectus to "common stock" or "common shares" refers to shares of our common stock, par value $.01 per share.

PURPOSE

1.       WHAT IS THE PURPOSE OF THE PLAN?

     The primary purpose of the Plan is to give our stockholders a convenient and economical way to purchase our common stock and to reinvest all or a portion of their cash dividends in additional shares of common stock. A secondary purpose of the Plan is to provide us with an economical way to raise additional capital for general corporate purposes through sales of common stock to our existing stockholders under the Plan.

PARTICIPATION OPTIONS

2.       WHAT ARE MY INVESTMENT OPTIONS UNDER THE PLAN?

     Once enrolled in the Plan, you may buy shares of common stock through any of the following investment options:

o FULL DIVIDEND REINVESTMENT. You may reinvest any cash dividends paid on all of your shares of common stock to purchase additional shares of common stock if you have at least 100 shares of common stock in your Plan account. This option also permits you to make optional cash investments to buy additional shares of common stock as described below.

o PARTIAL DIVIDEND REINVESTMENT. You may reinvest any cash dividends paid on a specified number of your shares of common stock held in certificate form, provided you have at least 100 common shares in your Plan account. However, you must elect to reinvest the dividends on at least 100 common shares. In addition, dividends on all shares of common stock held in your Plan account will be reinvested. We will continue to pay you any cash dividends on the remaining shares of common stock held in stock certificate form. This option also permits you to make optional cash investments to buy additional shares of common stock as described below.

o OPTIONAL CASH INVESTMENTS. You may make optional cash investments from $100 to $10,000 per month to buy additional shares of common stock on a regular or occasional basis. You may also request, and in our sole discretion we may approve, a waiver permitting you to make optional cash investments in an amount greater than $10,000 per month. See Question 10 to learn how to request such a waiver. You may elect to make optional cash investments even if you do not elect to reinvest any cash dividends paid on your shares of common stock. We will continue to pay you any cash dividends on the shares of common stock owned by you then or in the future, unless you designate such shares for reinvestment pursuant to the Plan, as noted above.

BENEFITS AND DISADVANTAGES

3.       WHAT ARE THE BENEFITS AND DISADVANTAGES OF THE PLAN?

         BENEFITS

     Before deciding whether to participate in the Plan, you should consider the following benefits of participation in the Plan:

o The price of shares of common stock purchased by the Administrator under the Plan directly from us for dividend reinvestments and optional purchases from $100 to $10,000 per month will equal 98% of the weighted average of the sales prices for our common stock during the five trading days ending on the day immediately prior to the purchase date, but never less than 95% of the average of the daily high and low sales prices for our common stock on the purchase date.

o Except for costs related to your voluntary selling of common shares or withdrawal from the Plan, there are no costs associated with the Plan that you must pay. Therefore, you will not pay brokerage commissions or service fees to purchase shares of common stock through the Plan. Please see the "Plan Service Fees Schedule" attached as Exhibit A for a detailed description of the costs for which you will be responsible.
o You will realize the convenience of having all or a portion of any of your cash dividends automatically reinvested in additional shares of common stock. Since the Administrator will credit fractional shares of common stock to your Plan account, you will receive full investment of your dividends and optional cash investments.

o You will have the option of having your stock certificates held for safekeeping by the Administrator, protecting against loss, theft or destruction of the certificates representing your shares of common stock.

o You will simplify your record keeping by receiving periodic statements which will reflect all current activity in your Plan account, including purchases, sales and latest balances.

o You will have the flexibility of making optional cash investments from $100 to $10,000 in any one month to buy additional shares of common stock. You may make these optional cash investments on a regular or occasional basis.

o At any time, you may direct the Administrator to sell or transfer all or a portion of the shares of common stock held in your Plan account. You will be responsible for any brokerage fees and other expenses associated with the sale.

         DISADVANTAGES

     Before deciding whether to participate in the Plan, you should consider the following disadvantages of participation in the Plan:

o Without giving you prior notice, we may direct the Administrator to buy shares of common stock under the Plan either in the open market or in privately negotiated transactions with third parties. The purchase price for common shares purchased in the open market or in privately negotiated transactions with third parties will equal the weighted average of the purchase prices paid by the Administrator for the shares.

o Your reinvestment of cash dividends will result in your being treated for federal income tax purposes as having received on the dividend payment date a dividend equal to the fair market value of our common stock that you received to the extent of our earnings and profits attributable to that distribution. The dividend may give rise to a liability for the payment of income tax without providing you with immediate cash to pay the tax when it becomes due.

o You will not know the actual number of shares of common stock that the Administrator of the Plan buys for your account until on or after the applicable Investment Date (as defined in Question 8).

o Because the Administrator of the Plan may buy shares of common stock directly from us for your account at an average price per share, the price paid for such shares on any date may be greater than the price at which shares of common stock are then trading.

o Because the Administrator of the Plan may sell shares only once per week, sales of shares of common stock held in your Plan account may be delayed.

o We will not pay interest on funds that we hold pending reinvestment or investment.

o You may not pledge shares of common stock deposited in your Plan account unless you withdraw those shares from the Plan.

ADMINISTRATION

4.       WHO WILL ADMINISTER THE PLAN?

     ADMINISTRATOR. American Stock Transfer & Trust Company or another entity we may designate, will serve as the Administrator of the Plan. The Administrator:

o        acts as your agent;

o        keeps records of all Plan accounts;

o        sends your account statements to you;

o buys and sells, on your behalf, all shares of common stock under the Plan; and

o        performs other duties relating to the Plan.

     You should send all correspondence with the Administrator to:

                  American Stock Transfer & Trust Company
                  P.O. Box 922
                  Wall Street Station
                  New York, NY 10269-0560
                  Telephone: 877-253-6850
                  Facsimile: 718-234-1440


     SUCCESSOR ADMINISTRATOR. We may replace the Administrator with a successor Administrator at any time. The Administrator may resign as Administrator of the Plan at any time. In either such case, we will appoint a successor Administrator, and we will notify you of such change.

PARTICIPATION

     For purposes of this section, we have based our responses upon the method by which you hold your shares of common stock. Generally, you are either a record owner or a beneficial owner. You are a record owner if you own shares of common stock in your own name. You are a beneficial owner if you own shares of common stock that are registered in a name other than your own; for example, if the shares are held in the name of a broker, bank or other nominee. If you are a record owner, you may participate directly in the dividend reinvestment portion of the Plan, provided you own at least 100 common shares. If you are a beneficial owner, you will have to either coordinate your participation in the Plan through the broker, bank or other nominee in whose name your common shares are held or become a record owner by:

o directing your bank, broker or other nominee in whose name your shares are held to transfer at least one common share to your name, following which you may enroll in the Plan directly and submit an optional cash investment sufficient to increase your Plan account balance to at least 100 common shares; or

o instructing your broker, bank or other nominee in whose name your shares are held to transfer at least one hundred common shares into your name.

5.       WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     You may participate in the Plan if you meet the following requirements:

     MINIMUM OWNERSHIP INTEREST. You may directly join the Plan if you are a registered holder of common stock. If you are a beneficial owner of shares of common stock and wish to participate in the Plan, you should either (1) direct your broker, bank or other nominee in whose name your shares are held to transfer at least one share of common stock to your name, or (2) arrange with your broker, bank or other nominee in whose name your shares are held to participate in the Plan on your behalf.

     There is no minimum requirement as to the number of shares of common stock that you must hold in your Plan account in order to participate in the optional cash investment portion of the Plan. However, if you wish to reinvest all or a portion of your dividends, you must hold at least 100 shares of common stock in your Plan account.

     NON-TRANSFERABILITY OF RIGHT TO PARTICIPATE. You may not transfer your right to participate in the Plan to another person.

     FOREIGN LAW RESTRICTIONS. You may not participate in the Plan if it would be unlawful for you to do so in the jurisdiction where you are a citizen or resident. If you are a citizen or resident of a country other than the United States, you should confirm that by participating in the Plan you will not violate local laws governing, among other things, taxes, currency and exchange controls, stock registration and foreign investments.

     EXCLUSION FROM PLAN AT OUR ELECTION. Notwithstanding any other provision in the Plan, we reserve the right to prevent you from participating in the Plan for any reason. It is in our sole discretion to exclude you from participation in the Plan.

ENROLLMENT

6.       HOW DO I ENROLL IN THE PLAN?

     If you are eligible to participate in the Plan, you may join the Plan at any time. Once you enroll in the Plan, you will remain enrolled until you withdraw from the Plan or we terminate the Plan or your participation in the Plan.

     THE AUTHORIZATION FORM. To enroll and participate in the Plan, you must complete the enclosed Authorization Form and mail it to the Administrator of the Plan at the address set forth in Question 4. If your shares of common stock are registered in more than one name (such as joint tenants or trustees), all such registered holders must sign the Authorization Form. If you are eligible to participate in the Plan, you may sign and return the Authorization Form to participate in the Plan at any time.

     If you are a beneficial owner of common stock and wish to enroll and participate in the Plan, you may do so in one of the following ways:

         a) Request your broker, bank or other nominee in whose name your shares are held to complete and sign a Broker and Nominee Form (please see the "Broker and Nominee Form" below for more information), or

         b) Instruct your broker, bank or other nominee in whose name your shares are held to transfer at least one share of common stock to your name, following which you may enroll in the Plan directly and submit an optional cash investment sufficient to increase your Plan account balance to at least 100 shares of common stock, or

         c) Instruct your broker, bank or other nominee in whose name your shares are held to transfer at least 100 shares of our common stock to your name, following which you may enroll in the Plan directly.

     CHOOSING YOUR INVESTMENT OPTION. When completing the Authorization Form, you should choose one or more of the following three investment options:

o Full Dividend Reinvestment. This option directs the Administrator to reinvest any cash dividends paid on all of the shares of common stock owned by you then or in the future in additional shares of common stock. To participate in the full dividend reinvestment feature of the Plan you must hold a minimum of 100 shares of common stock in your Plan account. This option also permits you to make optional cash investments to buy additional shares of common stock, as noted below.

o Partial Dividend Reinvestment. This option directs the Administrator to reinvest any cash dividends paid on a specified number of shares of common stock then owned by you in stock certificate form plus all dividends on shares of our common stock held in your Plan account. We will continue to pay you any cash dividends on the remaining shares of common stock owned by you in stock certificate form. To participate in the partial dividend reinvestment feature of the Plan, you must own a minimum of 100 shares of common stock in stock certificate form, and you must elect to reinvest any dividends on at least 100 shares of such common stock. This option also permits you to make optional cash investments to buy additional shares of common stock, as noted below.

o Optional Cash Investments. This option permits you to make optional cash investments from $100 to $10,000 per month to buy additional shares of common stock on a regular or occasional basis. You may also request, and in our sole discretion we may approve, a waiver permitting you to make optional cash investments in an amount greater than $10,000 per month. You may elect to make optional cash investments even if you do not elect to reinvest any cash dividends paid on your shares of common stock. We will continue to pay you any cash dividends on the shares of common stock owned by you then or in the future, unless you designate such shares for dividend reinvestment pursuant to the Plan, as noted above.

     You should choose your investment option by checking the appropriate option(s) on the Authorization Form. If you sign and return an Authorization Form without checking an option, the Administrator will choose the "Full Dividend Reinvestment" option and will reinvest all cash dividends on all shares of common stock registered in your name, provided you are the registered holder of at least 100 shares of common stock. If you are not the registered holder of at least 100 shares of common stock, the Administrator will choose the "Optional Cash Investments" option, provided you have enclosed an amount from $100 to $10,000. If you select both Full and Partial Dividend Reinvestment, the Administrator will choose the "Full Dividend Reinvestment" option, provided you are the registered holder of at least 100 shares of common stock.

     The Administrator automatically will reinvest any cash dividends paid on all shares of common stock that you have designated for participation in the Plan until you indicate otherwise or withdraw from the Plan, or until we terminate the Plan. If you have elected to have your dividends reinvested, we will pay to the Administrator dividends on all shares of common stock held in your Plan account. The Administrator will credit the common stock purchased with your reinvested dividends to your Plan account.

     CHANGING YOUR INVESTMENT OPTION. You may change your investment option by completing and signing a new Authorization Form and returning it to the Administrator of the Plan. The Administrator must receive any such change at least three business days before the record date for a dividend payment in order for the change to become effective for that dividend payment. The Administrator also must receive any change in the number of shares of common stock that you have designated for partial dividend reinvestment at least three business days before the record date for a dividend payment in order to reinvest for the new number of shares on the next Investment Date.

     THE BROKER AND NOMINEE FORM. If you are a beneficial owner of shares of common stock and wish for your broker, bank or other nominee in whose name your shares are held to participate in the Plan on your behalf, such broker, bank or other nominee in whose name your shares are held must complete and submit the enclosed Broker and Nominee Form. The Broker and Nominee Form provides the only means by which a broker, bank or other nominee in whose name your common shares are held, may make optional cash investments on your behalf. Your broker, bank or other nominee in whose name your common shares are held must submit a Broker and Nominee Form to the Administrator each time such broker, bank or other nominee in whose name your common shares are held transmits optional cash investments on your behalf. You, your broker, bank or other nominee in whose name your common shares are held may request a Broker and Nominee Form at any time by contacting the Administrator at the address set forth in Question 4. Prior to submitting a Broker and Nominee Form, your broker, bank or other nominee in whose name your common shares are held must have submitted a completed Authorization Form on your behalf. The Administrator must receive the Broker and Nominee Form and appropriate instructions at least three business days before the applicable Investment Date or the optional cash investment will not be invested until the following Investment Date.

7.       WHEN WILL MY PARTICIPATION IN THE PLAN BEGIN?

     The date on which the Administrator receives your properly completed Authorization Form will determine the date on which the Administrator will buy shares of common stock for your account. If you choose either the full or partial dividend reinvestment option, the Administrator will begin to reinvest dividends on the Investment Date after receipt of your Authorization Form, provided it receives such Authorization Form at least three business days before the record date set for the related dividend payment.

     If you choose the "Optional Cash Investments" option and wish to invest from $100 to $10,000 in any one month, the Administrator will purchase shares of common stock for you on the Investment Date after receipt of both your Authorization Form and the funds to be invested, provided it receives such Authorization Form and funds on or before the close of business on the sixth business day immediately preceding such Investment Date. If the Administrator receives your Authorization Form and funds for optional cash investment after the sixth business day indicated above but before the Investment Date, then the Administrator will hold your funds, without interest, for investment on the next Investment Date. Please refer to Question 10 if you wish to invest more than $10,000.

     Once you enroll in the Plan, you will remain enrolled in the Plan until you withdraw from the Plan or we terminate the Plan or your participation in the Plan.

PURCHASES

8.       HOW ARE SHARES PURCHASED UNDER THE PLAN?

     SOURCE OF THE SHARES OF COMMON STOCK. Initially, shares of common stock purchased by the Administrator under the Plan will come from our legally authorized but unissued shares of common stock. However, we may, in our sole discretion, direct the Administrator to purchase shares of common stock in the open market or in privately negotiated transactions with third parties.

     INVESTMENT DATES. When the Administrator purchases shares of common stock from us, such purchases shall be made on either (1) the dividend payment date during any calendar month in which we pay a cash dividend or (2) the last trading day of any calendar month in which we do not pay a cash dividend. This date of purchase is referred to in the Plan as the Investment Date. A trading day is a day on which trades in our common shares are reported on the NYSE.

     If the Administrator is buying shares of common stock for the Plan through open market or privately negotiated transactions, then the Administrator will reinvest dividends or make optional purchases as soon as is practical on or after the applicable Investment Date.

     DIVIDEND PAYMENT DATES. We historically have paid dividends on or about the last business day of each March, June, September and December. In the past, record dates for dividends have preceded the dividend payment dates by approximately two weeks. We cannot assure you that we will continue to pay dividends according to this schedule, and nothing contained in the Plan obligates us to do so. Neither we nor the Administrator will be liable when conditions, including compliance with the provisions of our charter and rules and regulations of the SEC, prevent the Administrator from buying shares of common stock or interfere with the timing of such purchases.

     We pay dividends as and when authorized by our board of directors and declared by us. We cannot assure you that we will declare or pay a dividend in the future, and nothing contained in the Plan obligates us to do so. The Plan does not represent a guarantee of future dividends.

     PRICE OF SHARES OF COMMON STOCK. If the Administrator purchases shares of common stock directly from us for dividend reinvestments or optional purchases from $100 to $10,000, then the purchase price for shares of our common stock will equal 98% of the weighted average of the sales prices for our common stock during the five trading days ending on the day immediately prior to the applicable Investment Date.

     If the Administrator is buying shares of common stock directly from us through an optional cash investment of greater than $10,000 pursuant to a request for waiver (see Question 10 for how to obtain such a waiver), then the purchase price for shares of our common stock will equal the weighted average of the sales prices for our common stock during the five trading days ending on the day immediately prior to the applicable Investment Date. However, we may elect to offer a discount as described in Question 10 below in connection with a waiver of the $10,000 optional cash investment limit.

     Notwithstanding the foregoing, if the Company has established a Minimum Waiver Price as described in Question 10 below for optional cash investments of greater than $10,000 and if the weighted average of the sales prices for our common stock during the five trading days ending on the day immediately prior to the applicable Investment Date is less than the Minimum Waiver Price, then the entire optional cash investment greater than $10,000 will be returned to you without interest as described in Question 10 below. Both for dividend reinvestments and optional purchases, we will calculate the weighted average of the sales prices for any trading day using trading information that we obtain from both public and private sources.

     If the Administrator purchases shares of common stock in the open market or in privately negotiated transactions, then the Administrator will pay a price for the shares equal to the weighted average of the purchase prices paid by the Administrator for the shares, computed to four decimal places. The Administrator will purchase such shares as soon as is practical on or after an Investment Date.

     However, regardless of the source of shares, in no event will the purchase price for shares of our common stock for dividend reinvestments or optional purchases be less than 95% of the average of the high and low sales prices for our common stock as reported by the NYSE on the purchase date, plus, if the shares are acquired through open market purchases, the per share amount of brokerage commissions or fees paid by us.

     Participants will incur no brokerage commissions, service charges or other expenses in connection with purchases of common stock under the Plan, except, if the amount of brokerage commissions or fees paid by us caused the 95% purchase price limitations to be met, you would effectively be paying a proportionate share of those commissions and fees equal to the amount that caused the 95% limitation to be met.

     NUMBER OF SHARES TO BE PURCHASED. If you elect to participate in the Plan by reinvesting your dividends, the Administrator will invest for you the total dollar amount equal to the sum of (1) the dividend on all shares of common stock, including fractional shares, held in your Plan account for which you have requested dividend reinvestment, and (2) any optional cash investments to be made as of that Investment Date. Subject to restrictions contained in our charter on transfer and ownership of common stock described in Question 21, there is no limit on the number of shares of common stock you may purchase through dividend reinvestment. If you elect to make only optional cash investments, the Administrator will invest for you the total dollar amount equal to any optional cash investments to be made as of that Investment Date. As of any Investment Date, the Administrator will purchase for your account the number of shares of common stock equal to the total dollar amount to be invested for you, as described above, divided by the applicable purchase price, computed to the fourth decimal place. The Administrator will deduct from the amount to be invested for you any amount that we are required to deduct for withholding tax purposes.

     ADMINISTRATOR'S CONTROL OF PURCHASE TERMS. With respect to purchases of common stock that the Administrator makes under the Plan, the Administrator, or a broker that the Administrator selects, will determine the following:

o        the exact timing of open market purchases;

o the number of shares of common stock, if any, that the Administrator purchases on any one day or at any time of that day;

o        the prices for the shares of common stock that the Administrator pays;

o        the markets on which the Administrator makes the purchases; and

o the persons, including brokers and dealers, from or through which the Administrator makes such purchases.

     COMMINGLING OF FUNDS. When making purchases for an account under the Plan, the Administrator may commingle your funds with those of other stockholders participating in the Plan.

9.       HOW DO I MAKE OPTIONAL CASH INVESTMENTS?

     You may make optional cash investments at any time if you have submitted a signed Authorization Form or your broker, bank or other nominee has submitted a Broker and Nominee Form, and if you are (1) a registered holder of common shares, or (2) a beneficial owner of common shares and either have directed your broker, bank or other nominee in whose name your shares are held to transfer at least one common share to your name or you have arranged with your broker, bank or other nominee in whose name your shares are held to participate in the Plan on your behalf.

     SUBSEQUENT OPTIONAL CASH INVESTMENTS. Once you enroll in the Plan and make an initial investment, whether by dividend reinvestment or optional cash investment, the Administrator will attach an Optional Cash Investment Form to each statement of account it sends to you. To make an optional cash investment once enrolled in the Plan, you should send a properly completed Optional Cash Investment Form and a check or money order (payable to American Stock Transfer & Trust Company) in an amount from $100 to $10,000 to the Administrator at the address set forth in Question 4 by the close of business on the sixth business day preceding an Investment Date.

     If you are a beneficial owner of common stock, you, through your broker, bank or other nominee, must make all optional cash investments through the use of the Broker and Nominee Form, as set forth in Question 6.

     The Administrator will hold, without interest, all optional cash investments that it receives after the close of business on the sixth business day before an Investment Date and before the next Investment Date. The Administrator will invest such held-over funds on the next Investment Date, provided that the next Investment Date falls within 35 or fewer days. If the next Investment Date will occur in more than 35 days, then the Administrator will return such funds to you, without interest.

     MINIMUM AND MAXIMUM LIMITS. For any Investment Date on which you choose to make an optional cash investment, you must invest at least $100 but not more than $10,000. You may invest an amount greater than $10,000 in any month if you obtain a prior written waiver from us to do so. See Question 10 to learn how to request a waiver.

     Items To Remember When Making Optional Cash Investments. When making your optional cash investment, you should consider the following:

o All optional cash investments must equal at least $100 but not more than $10,000 per month;

o        You do not have to make an optional cash payment in any month;

o        You do not have to send the same amount of cash payment each month;

o        You must make all optional cash investments in United States dollars;
         and

o You must send optional cash investments in the form of a check or money order payable to American Stock Transfer & Trust Company. Do not send cash.

     REFUNDS OF UNINVESTED OPTIONAL CASH INVESTMENTS. To obtain a refund of optional cash investment funds which the Administrator has not yet invested, you must send a written request to the Administrator at the address set forth in Question 4. The Administrator must receive your request no later than three business days prior to the Investment Date in order to refund your money for such Investment Date.

     INTEREST ON OPTIONAL CASH INVESTMENTS. You will not earn interest on optional cash investments held pending investment. We therefore suggest that you send any optional cash investment that you wish to make so as to reach the Administrator as close as possible to the sixth business day preceding the next Investment Date. You should contact the Administrator if you have any questions regarding these dates.

10.      HOW DO I MAKE AN OPTIONAL CASH INVESTMENT OVER $10,000 PER MONTH?

     If you wish to make an optional cash investment in excess of $10,000 for any Investment Date, you must obtain our prior written approval. Our approval will be granted or denied, in whole or in part, in our sole discretion. To make a request for waiver, you should complete the enclosed Request for Waiver Form and send it to our Chief Financial Officer via facsimile at (305) 947-1734 no later than ten business days preceding the applicable Investment Date. If we have approved your request for waiver, then you must send to the Administrator a copy of our written waiver approval along with your optional cash investment of greater than $10,000. The Administrator must receive your optional cash investment in good funds pursuant to a Request for Waiver by the close of business six business days preceding the applicable Investment Date. Please see Question 9 for other provisions relating to optional cash investments.

     We have the sole discretion to approve any request to make an optional cash investment in excess of the $10,000 maximum allowable amount. We may grant such requests for waiver in order of receipt or by any other method that we determine to be appropriate. We may grant waivers for certain stockholders and deny waivers for other stockholders, in our sole discretion. We also may grant, in our sole discretion, the waiver for the entire requested amount or a portion of the requested amount. In deciding whether to approve your request for waiver, we may consider, among other things, the following factors:

o whether, at the time of such request, the Administrator is acquiring shares of common stock for the Plan directly from us or in the open market or in privately negotiated transactions with third parties;

o      our need for additional funds;

o our desire to obtain such additional funds through the sale of common stock as compared to other sources of funds;

o      the purchase price likely to apply to any sale of common stock;

o      the extent and nature of your prior participation in the Plan;

o      the number of shares of common stock you hold of record or beneficially;
       and

o the total amount of optional cash investments in excess of $10,000 for which requests for waiver have been submitted for that Investment Date.

     If you do not receive a timely response from us in connection with your request for waiver, your request for waiver will be deemed denied.

     MINIMUM WAIVER PRICE AND DISCOUNT. We may, in our sole discretion, set a minimum purchase price per share (the "Minimum Waiver Price") and a discount on the purchase price of shares of common stock purchased by the Administrator from us (the "Discount") for optional cash investments made pursuant to all requests for waiver for any month that have been approved by us. We will determine whether to set a Minimum Waiver Price or Discount, and, if so, their respective amounts, at least 15 business days prior to the applicable Investment Date. We will notify the Administrator of the Minimum Waiver Price, if any, and the Discount, if any. In deciding whether to set a Minimum Waiver Price or Discount, we will consider current market conditions, the level of participation in the Plan, our current and projected capital needs and other factors, as appropriate.

     The Minimum Waiver Price, if any, for any month shall be a dollar amount that the weighted average of the sales prices during the five trading days immediately prior to the applicable Investment Date must equal or exceed. A trading day is a day on which trades in our common shares are reported on the NYSE. If the weighted average of the sales prices during the five trading days immediately prior to the applicable Investment Date does not equal or exceed the Minimum Waiver Price, then we will return to you the entire amount of the optional cash investment that exceeds $10,000 without interest. We will calculate the weighted average of the sales prices using trading information that we obtain from the NYSE and other sources that we deem reliable.

     The Discount may be between 0% and 3%, inclusive, of the weighted average of the sales prices for our common stock during the five trading days ending on the day immediately prior to the applicable Investment Date, but in no event less than 95% of the average of the daily high and low sales prices for our common stock on the purchase date.

     The establishment of the Minimum Waiver Price or Discount applies only to optional cash investments made pursuant to a request for waiver. Setting a Minimum Waiver Price or Discount for any month will not affect the setting of a Minimum Waiver Price or Discount for any other month. We may waive our right to set a Minimum Waiver Price or Discount for any particular month. Neither we nor the Administrator is required to give you notice of the Minimum Waiver Price or Discount for any month. However, you may contact our Chief Financial Officer on or after the Minimum Waiver Price/ Discount Set Date (indicated on "Calendar of Expected Events" attached as Exhibit B to this prospectus) at (305) 947-1664 to learn whether we have set a Minimum Waiver Price/Discount for that month.

11.      WHAT IF I HAVE MORE THAN ONE ACCOUNT?

     For purposes of the limitations discussed in Question 10, we may aggregate all optional cash investments for Plan participants with more than one account using the same social security or taxpayer identification number. If you are unable to supply a social security or taxpayer identification number, we may limit your participation to only one Plan account.

     For purposes of the Plan, we may aggregate all Plan accounts that we believe, in our sole discretion, to be under common control or management or to have common ultimate beneficial ownership. Unless we have determined that reinvestment of dividends and optional cash investments for each such account would be consistent with the purposes of the Plan, we will have the right to aggregate all such accounts and to return, without interest, within 30 (for dividend reinvestment) or 35 (for optional cash investment) days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

CERTIFICATES

12.      WILL I RECEIVE CERTIFICATES FOR SHARES PURCHASED?

     Safekeeping of Certificates. Unless your shares are held by a broker, bank or other nominee, we will register shares of common stock that the Administrator purchases for your account under the Plan in your name. The Administrator will credit such shares to your Plan account in "book-entry" form. This service protects against the loss, theft or destruction of certificates representing shares of common stock.

     You also may send to the Administrator for safekeeping all certificates for shares of common stock which you hold. The Administrator will credit the shares of common stock represented by such certificates to your account in "book-entry" form and will combine such shares with any whole and fractional shares then held in your Plan account. In addition to protecting against the loss, theft or destruction of your certificates, this service also is convenient if and when you sell shares of common stock through the Plan. See Question 13 to learn how to sell your shares of common stock under the Plan.

     You may deposit certificates for shares of common stock into your account regardless of whether you have previously authorized reinvestment of dividends. The Administrator automatically will reinvest all dividends on any such shares deposited in accordance with the Plan, unless you have instructed the Administrator otherwise.

     To deposit certificates for safekeeping under the Plan, you should send your share certificates, in non-negotiable form, to the Administrator by insured mail at the address specified in Question 4. You may withdraw any shares deposited for safekeeping by mailing a written request to the Administrator.

     ISSUANCE OF CERTIFICATES. Upon your written request to the Administrator or upon our termination of the Plan or your participation in the Plan, the Administrator will issue and deliver to you certificates for all whole shares of common stock credited to your Plan account. The Administrator will not issue certificates for fractional shares of common stock. The Administrator will handle such requests at no cost to you. The Administrator will continue to credit any remaining whole or fractional shares of common stock to your account.

     EFFECT  OF  REQUESTING   CERTIFICATES  IN  YOUR  NAME.  If  you  request  a
certificate for whole shares of common stock held in your account, either of the following may occur:

o If you maintain an account for reinvestment of dividends, then the Administrator will continue to reinvest all dividends on the shares of common stock for which you requested a certificate so long as such shares remain registered in your name; or

o If you maintain an account only for optional cash investments, then the Administrator will not reinvest dividends on shares of common stock for which you requested a certificate unless and until you submit an Authorization Form to authorize reinvestment of dividends on the shares registered in your name.

     TRANSFER RESTRICTIONS. You may not pledge, sell or otherwise transfer common shares credited to your Plan account. If you wish to pledge, sell or transfer the shares, you must first request that we issue a certificate for the shares in your name. Please also see Question 21 which describes certain provisions of our charter which restrict transfer and ownership of shares.

SALE OF SHARES

13.      HOW DO I SELL SHARES?

     Sale of Shares Held in Your Account. You may request in writing at any time that the Administrator sell all or any part of the shares of common stock held in your Plan account. After receipt of your written request, the Administrator will sell such shares through a designated broker or dealer. The Administrator will mail to you a check for the proceeds of such sale, less applicable brokerage commissions, service charges and any taxes. The Administrator must receive your written instructions at least 48 hours prior to the sale. The Administrator will sell shares at least once per week at then current market prices through one or more brokerage firms.

     If you sell or transfer only a portion of the shares of common stock in your Plan account, you will remain a participant in the Plan and may continue to make optional cash investments and reinvest dividends, provided that you satisfy the 100 share minimum dividend reinvestment eligibility threshold in your Plan account. The Administrator will continue to reinvest the dividends on the shares of common stock credited to your account unless you notify the Administrator that you wish to withdraw from the Plan.

     COSTS OF SELLING SHARES. The Plan requires you to pay all costs associated with the sale of your shares of common stock under the Plan. Please see the "Plan Service Fees Schedule" attached as Exhibit A hereto for a detailed description of such costs.

     SALE OF FRACTIONAL SHARES HELD IN YOUR PLAN ACCOUNT. The Administrator will not sell a fractional share of common stock unless you request that the Administrator sell (or withdraw via a certificate issuance) all shares of common stock held in your Plan account.

     TERMINATION OF YOUR ACCOUNT UPON SALE OF ALL SHARES. If the Administrator sells all shares of common stock held in your Plan account, the Administrator will automatically terminate your account. In such case, you will have to complete and file a new Authorization Form to again participate in the Plan.

REPORTS

14.      HOW WILL I KEEP TRACK OF MY INVESTMENTS?

     Each time the Administrator makes an investment for your account, whether by reinvestment of dividends or by optional cash investment, the Administrator will send you a detailed statement that will provide the following information with respect to your Plan account:

o        total cash dividends received;

o        total optional cash investments received;

o total number of shares of common stock purchased (including fractional shares);

o        price paid per share of common stock;

o        date of share purchases; and

o        total number of shares of common stock in your Plan account.

         You should retain these statements to determine the tax cost basis of the shares purchased for your account under the Plan.

WITHDRAWAL

15.      HOW WOULD I WITHDRAW FROM PARTICIPATION IN THE PLAN?

     Withdrawal from the Plan. You may withdraw from the Plan at any time. In order to withdraw from the Plan, you must provide written notice instructing the Administrator to terminate your account. The Administrator must receive notice at least three business days before the record date for any dividend payment in order to terminate your Plan account prior to the dividend payment date. If your request to withdraw from the Plan is received by the Administrator after the sixth business day before the dividend payment date, then your withdrawal request will be processed by the Administrator following completion of the reinvestment of your proceeds of the upcoming cash dividend, in accordance with your existing instructions.

     Costs of Withdrawal from the Plan. The Plan requires you to pay all costs associated with your withdrawal from the Plan. Please see the "Plan Service Fees Schedule" attached as Exhibit A hereto for a detailed description of such costs.

     Issuance of Stock Certificates upon Withdrawal from the Plan. Upon termination of your Plan account, the Administrator will issue to you stock certificates for any whole shares of common stock in your account. The Administrator will convert to cash any fractional share held in your account at the time of termination at the then current market price of the common stock. After the Administrator terminates your account, we will pay to you all cash dividends on shares of common stock owned by you unless you rejoin the Plan.

     Selling Shares upon Withdrawal from the Plan. As an alternative to receiving stock certificates, upon termination of your Plan account you may request in writing that the Administrator sell all or a portion of the common shares (both whole and fractional) in your account. If you instruct the
Administrator  only  to  sell  a  portion  of  your  common  shares,   then  the
Administrator will issue a certificate to you for the remaining shares. The Administrator will mail a check to you for the proceeds of the sale, less applicable brokerage commissions, service charges and applicable taxes.

     Rejoining the Plan after Withdrawal. After you withdraw from the Plan, you may again participate in the Plan at any time by filing a new Authorization Form with the Administrator. However, the Administrator has the right to reject such Authorization Form if you repeatedly join and withdraw from the Plan, or for any other reason. The Administrator's exercise of such right is intended to minimize unnecessary administrative expenses and to encourage use of the Plan as a LONG-TERM STOCKHOLDER INVESTMENT SERVICE.

TAX CONSIDERATIONS

16.      WHAT ARE THE INCOME TAX CONSEQUENCES FOR PARTICIPANTS IN THE PLAN?

     You are encouraged to consult your personal tax advisers with specific reference to your own tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of distributions and optional purchases of common stock under the Plan, your tax basis and holding period for common stock acquired under the Plan and the character, amount and tax treatment of any gain or loss realized on the disposition of common stock. The following is a brief summary of the material federal income tax considerations applicable to the Plan, is for general information only, and is not tax advice. In particular, this summary generally does not address tax consequences to persons who are not United States persons. In general, a United States person is a citizen or individual resident of the United States, a corporation or other entity taxable as a corporation for U.S. federal income tax purposes that is created or organized in the United States or under the laws of the United States or of any state or the District of Columbia, an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust or (2) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a United States person. Partners in partnerships that hold common shares and participate in the plan should consult their own tax advisers regarding their tax consequences.

     In the case of common stock purchased by the Administrator from us, you will be treated for federal income tax purposes as having received a distribution equal to the fair market value, as of the Investment Date, of the common stock purchased with reinvested distributions. The discount will be treated as being part of the distribution received. With respect to common stock purchased by the Administrator in open market transactions or in negotiated transactions with third parties, the Internal Revenue Service has indicated in somewhat similar situations that the amount of distribution you receive would include the fair market value of the common stock purchased with reinvested distributions and a pro rata share of any brokerage commission or other related charges paid by us in connection with the Administrator's purchase of the common stock on your behalf. As in the case of nonreinvested cash distributions, the distributions described above will constitute taxable dividends to you to the extent of our current and accumulated earnings and profits allocable to the distributions, and any excess distributions will constitute a return of capital that reduces the basis of your common stock and gain to the extent the excess distribution exceeds your tax basis in your common stock. In addition, if we designate part or all of our distributions as capital gain distributions, you would treat those designated amounts as long-term capital gains. Dividends that we pay are not eligible for the dividends received deduction otherwise generally available to a stockholder that is a corporation.

     Your tax basis in your common stock acquired under the Plan will generally equal the total amount of distributions you are treated as receiving, as described above. Your holding period in your common stock generally begins on the day following the date on which the common stock is credited to your Plan account.

17.      WHAT ARE THE TAX CONSEQUENCES OF OPTIONAL CASH PAYMENTS?

     The Internal Revenue Service has indicated in somewhat similar situations that if you make an optional cash purchase of common stock under the Plan you will be treated as having received a distribution equal to the excess, if any, of the fair market value on the Investment Date of the common stock over the amount of the optional cash payment you made. Also, if the common stock is acquired by the Administrator in an open market transaction or in a negotiated transaction with third parties, then the Internal Revenue Service may assert that you will be treated as receiving a distribution equal to a pro rata share of any brokerage commission or other related charges paid by us on your behalf. The Plan provides that we will pay those amounts for both the reinvestment of distributions and purchases of common stock with optional cash payments. Any distributions that you are treated as receiving, including any discount, would be taxable income or gain or reduce basis in your common stock, or some combination thereof, under the rules described above.

     In several private letter rulings, the Internal Revenue Service has held that a stockholder who participated in both the dividend reinvestment and stock purchase aspects of a dividend reinvestment and cash option purchase plan offered by a REIT under which stock could be acquired at a discount, would be treated in the case of a cash option purchase as having received at the time of the purchase a distribution from the REIT, taxable to the stockholder in the manner described above in an amount equal to the amount of the discount; but that a stockholder who participated solely in the cash purchase part of the plan would not be treated as having received a distribution of the discount amount and, therefore, would realize no income attributable to the discount.

     Your tax basis in common stock acquired through an optional cash purchase under the Plan generally will equal the total amount of distributions, if any, you are treated as receiving, as described above, plus the amount of the optional cash payment. Your holding period for common stock purchased under the Plan generally will begin on the day following the date on which common stock is credited to your Plan account.

18.      HOW ARE ADMINISTRATIVE EXPENSES TREATED?

     Although the matter is not free from doubt, based on certain private letter rulings obtained by other taxpayers, we intend to take the position that administrative expenses of the Plan that we pay do not give rise to constructive distributions to you.

19.      WHAT ARE THE TAX CONSEQUENCES OF DISPOSITIONS?

     When you withdraw shares from the Plan and receive whole shares, you will not realize any taxable income. You may recognize a gain or loss upon receipt of a cash payment for a fractional share of common stock credited to your Plan account or when the common stock held in your account is sold at your request. You may also recognize a gain or loss upon your disposition of common stock you receive from the Plan. The amount of any gain or loss you recognize will be the difference between your amount realized, generally the amount of cash you receive, for the common stock and your tax basis in the common stock. Generally, gain or loss recognized on the disposition of common stock acquired under the Plan will be treated for federal income tax purposes as capital gain or loss if you do not hold the common stock as a dealer. The capital gain or loss will be taxed as long-term capital gain or loss if your holding period for the common stock exceeds one year.

20. HOW ARE BACKUP WITHHOLDING AND INFORMATION REPORTING PROVISIONS APPLIED TO YOU?

     In general, any distribution reinvested under the Plan is not subject to federal income tax withholding. The Administrator or we may be required, however, to deduct as "backup withholding" at rates described below a portion of all distributions paid to you, regardless of whether those distributions are reinvested pursuant to the Plan. Similarly, the Administrator may be required to deduct backup withholding from all proceeds of sales of common stock held in your Plan account. The backup withholding rate is 30% for payments made in 2002 and 2003, 29% for payments made in 2004 and 2005, and 28% for payments made in 2006 and thereafter. You are subject to backup withholding if (1) you fail to properly furnish the Administrator and us with your correct taxpayer identification number ("TIN"), (2) the Internal Revenue Service notifies the Administrator that the TIN you furnished is incorrect, (3) the Internal Revenue Service notifies the Administrator or us that backup withholding should be commenced because you failed to report on your tax return certain amounts paid to you, or (4) when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from distributions before those distributions are reinvested under the Plan. Therefore, if you are subject to backup withholding, your distributions to be reinvested under the Plan will be reduced by the backup withholding amount. The withheld amounts constitute a credit on your federal income tax return or may be refundable. Backup withholding will not apply, however, if you (1) furnish a correct TIN and certify that you are not subject to backup withholding on Internal Revenue Service Form W-9 or an appropriate substitute form, (2) provide a certificate of foreign status on Internal Revenue Service Form W-8BEN or an appropriate substitute form or (3) are otherwise exempt from backup withholding.

     The Administrator will send a Form 1099-DIV to you and to the Internal Revenue Service after the end of each year, reporting all dividend income you received during the year on your common stock. If you sell any common stock through the Plan, the Administrator will send a Form 1099-B to you and to the Internal Revenue Service after the end of each year, showing the total proceeds of the transactions.

21. IS THERE ANY LIMIT ON THE AMOUNT OF COMMON STOCK I CAN PURCHASE PURSUANT TO THE PLAN?

     For us to qualify as a real estate investment trust for federal income tax purposes, no more than 50% in value of our outstanding stock may be actually and/or constructively owned by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year or during a proportionate part of a short taxable year (the "Closely-Held Requirement"), and our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a short taxable year (the "100 Stockholder Requirement"). Our charter contains an ownership restriction (the "Ownership Limitation") to help ensure compliance with these requirements. The Ownership Limitation provides that no holder of our stock may own, or be deemed to own by virtue of any of the attribution rules of the Internal Revenue Code, more than 9.9% by value of our outstanding Stock. Our board of directors may exempt a stockholder from the Ownership Limitation if the stockholder presents evidence satisfactory to the board of directors or our tax counsel that the ownership of our common stock by the stockholder will not then or in the future jeopardize our status as a real estate investment trust. As a condition of the exemption, a stockholder must give us written notice of the proposed transaction and must furnish those opinions of counsel, affidavits, undertakings, agreements and information as the board of directors may require, no later than the fifteenth day prior to any transaction which, if consummated, would result in the stockholder having the direct or beneficial ownership of shares in excess of the Ownership Limitation. The Ownership Limitation will not apply if the board of directors determines that it is no longer in our best interests to continue to qualify as a real estate investment trust.

     Any acquisition of shares of our common stock under the Plan, whether a reinvestment of dividends or an optional cash investment, is subject to being voided, ab initio, in the event that acquisition would result in a violation of the Ownership Limitation, Closely-Held Requirement or 100 Stockholder Requirement. If your acquisition is voided, you will receive in cash any dividends that were to be reinvested and a refund of any optional cash payment, in either case without interest.


OTHER PROVISIONS

22.      HOW CAN I VOTE MY SHARES?

     We will send you proxy materials for any meeting of stockholders in order to vote all shares of common stock credited to your account. You may vote your common shares either by designating the vote of such shares by proxy or by voting such shares in person at the meeting of stockholders.

23.      WHAT ARE THE COSTS OF THE PLAN?

     You will not pay any brokerage commissions and service charges in connection with the purchase of shares of common stock under the Plan, except that if the amount of brokerage commissions or fees paid by us causes the 95% purchase price limitation that is described in the answer to Question 8 to be met, you would effectively be paying a proportionate share of those commissions and fees equal to the amount that causes the 95% limitation to be met. You will be responsible for any fees payable in connection with your sale of shares or voluntary or involuntarily withdrawal from the Plan. Please see the "Plan Service Fees Schedule" attached as Exhibit A hereto for a detailed description of such costs.

     All costs of administration of the Plan will be paid by us.

24.      WHAT ARE YOUR AND THE ADMINISTRATOR'S RESPONSIBILITIES?

     We, the Administrator and any of our agents, in administering the Plan, are not liable for any act done in good faith or for any good faith failure to act, including, without limitation, any claim of liability (1) arising from the failure to terminate your account upon your death or judgment of incompetence prior to the Administrator's receipt of notice in writing of such death; (2) relating to the prices and times at which the Administrator buys or sells shares of common stock for your account; or (3) relating to any fluctuation in the market value of the common stock.

     We, the Administrator and any of our agents will not have any duties, responsibilities or liabilities other than those expressly set forth in the Plan or as imposed by applicable law, including federal securities laws. Since we have delegated all responsibility for administering the Plan to the Administrator, we specifically disclaim any responsibility for any of the Administrator's actions or inactions in connection with the administration of the Plan. None of our directors, officers or stockholders will have any personal liability under the Plan.

25.      HOW WILL A STOCK SPLIT OR A RIGHTS OFFERING AFFECT MY PLAN ACCOUNT?

     Effect of a Stock Split. We will adjust your account to reflect any stock split or dividend payable in shares of common stock. In such event, the Administrator will receive and credit to your Plan account the applicable number of whole and/or fractional common shares.

     Effect of a Rights Offering. If we have a rights offering in which we issue separately tradable and exercisable rights to registered holders of common shares, we will transfer the rights attributable to whole shares of common stock held in your Plan account to you as soon as practicable after we issue such rights. The Administrator will sell rights attributable to fractional shares of common stock and will treat the proceeds as optional cash payments on the next Investment Date.

26.      CAN I PLEDGE MY SHARES UNDER THE PLAN?

     You may not pledge any shares of common stock credited to your Plan account. Any attempted pledge will be void. If you wish to pledge your common shares, you first must withdraw the shares from the Plan. See Question 13 to learn how to sell your shares under the Plan.

27.      HOW CAN I TRANSFER MY SHARES?

     You may transfer ownership of all or part of the shares of common stock held in your Plan account through gift, private sale or otherwise by mailing to the Administrator, at the address in Question 4, a properly executed stock assignment, along with a letter with specific instructions regarding the transfer. You also must mail to the Administrator an Authorization Form and a Form W-9 (Certification of Taxpayer Identification Number) completed by the person to whom you are transferring your shares.

     You also may transfer ownership of all or part of the shares of common stock held in your Plan account into the account of another person within the Plan. To complete such a transfer, you must mail to the Administrator a letter with specific instructions regarding the transfer and an Authorization Form completed by the person to whom you are transferring your shares.

28.      CAN THE PLAN BE AMENDED, MODIFIED, SUSPENDED OR TERMINATED?

     Although we expect to continue the Plan indefinitely, we reserve the right to amend, modify, suspend or terminate the Plan in any manner at any time. We will provide advanced public notification in writing of any modifications made to the Plan.

29.      WHAT HAPPENS IF YOU TERMINATE THE PLAN?

     If we terminate the Plan, you will receive a certificate for all whole shares of common stock held in your Plan account and a check representing the value of any fractional share of common stock valued at the then current market price and any uninvested dividends or optional cash investments held in your account.

30.      ARE THERE ANY RISKS ASSOCIATED WITH THE PLAN?

     Your investment in shares purchased under the Plan is no different from any investment in shares that you hold directly. Neither we nor the Administrator can assure you a profit or protect you against a loss on shares that you purchase. You bear the risk of loss and enjoy the benefits of any gain from changes in the market price with respect to shares of common stock purchased under the Plan. We encourage you to carefully consider the various risks associated with an investment in our common stock set forth in "Risk Factors" contained elsewhere in this prospectus.

31.      HOW WILL YOU INTERPRET AND REGULATE THE PLAN?

     We may interpret, regulate and take any other action in connection with the Plan that we deem reasonably necessary to carry out the Plan. As a participant in the Plan, you will be bound by any actions taken by us or the Administrator.

32.      WHAT LAW GOVERNS THE PLAN?

     The laws of the State of Maryland will govern the terms, conditions and operation of the Plan.

33.      WHERE WILL NOTICES BE SENT?

     The Administrator will address all of its notices to you at your last known address. You should notify the Administrator promptly in writing of any change of address.

                       INFORMATION ABOUT EQUITY ONE, INC.

     We are a self-administered, self-managed real estate investment trust, or REIT, that principally acquires, renovates, develops and manages community and neighborhood shopping centers. Our shopping centers are primarily anchored by supermarkets or other necessity-oriented retailers such as drug stores or discount retail stores. As of June 30, 2002, our portfolio consisted of 90 properties, comprising 56 supermarket-anchored shopping centers, eight drug store-anchored shopping centers, 20 other retail-anchored shopping centers, three commercial properties and three retail developments, as well as non-controlling interests in three joint ventures that own commercial properties. Our existing properties are located primarily in metropolitan areas of Florida and Texas, contain an aggregate of 8.7 million square feet of gross leasable area, and were 87.6% leased based on gross leasable area as of June 30, 2002.

     Our executive offices are located at 1696 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179. Our telephone number is (305) 947-1664.


                                 USE OF PROCEEDS

     We will receive proceeds from the sale of common shares that the Administrator purchases directly from us. We will not receive proceeds from the sale of common shares that the Administrator purchases in the open market or in privately negotiated transactions. We will use the proceeds from the sale of the shares of common stock that the Administrator purchases directly from us for general corporate purposes. We cannot estimate either the number of shares of common stock or the prices of the shares that we will sell in connection with the Plan.


                              PLAN OF DISTRIBUTION

     Except to the extent the Administrator purchases shares of common stock in the open market or in privately negotiated transactions with third parties, we will sell directly to the Administrator the shares of common stock acquired under the Plan. The shares, including shares acquired pursuant to requests for waivers, may be resold in market transactions on any national securities exchange on which shares of common stock trade or in privately negotiated transactions. Our common stock is currently listed on the NYSE.

     Pursuant to the Plan, we may be requested to approve optional cash investments in excess of the allowable maximum amounts pursuant to requests for waiver on behalf of participants in the Plan that may be engaged in the securities business. In deciding whether to approve a request for waiver, we may consider relevant factors including, among other things:

o whether, at the time of such request, the Administrator is acquiring shares of common stock for the Plan directly from us or in the open market or in privately negotiated transactions with third parties;

o             our need for additional funds;

o our desire to obtain such additional funds through the sale of common stock as compared to other sources of funds;

o             the purchase price likely to apply to any sale of common stock;

o the extent and nature of or participant's prior participation in the Plan;

o the number of shares of common stock a participant holds of record; and

o the total amount of optional cash investments in excess of $10,000 for which requests for waiver have been submitted.

     We may sell shares of common stock through the Plan to persons who, in connection with the resale of the shares, may be considered underwriters. In connection with these types of transactions, compliance with Regulation M under the Securities Exchange Act of 1934, as amended, would be required. We will not give any person any rights or privileges other than those that the person would be entitled to as a participant under the Plan. We will not enter into any agreement with any the person regarding the person's purchase, resale or distribution of shares. Under certain circumstances, we may, however, approve requests for optional cash investments in excess of the allowable maximum limitations pursuant to requests for waivers.

     Subject to the availability of shares of common stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends and optional cash investments. We will pay all brokerage commissions and service charges in connection with the reinvestment of dividends and optional cash investments to purchase common shares under the Plan. You will have to pay any fees payable in connection with your voluntary sale of shares from your Plan account and/or withdrawal from the Plan.


                                  LEGAL MATTERS

     Our special Maryland counsel, Ballard Spahr Andrews & Ingersoll, LLP, has issued an opinion to us regarding certain legal matters in connection with this offering, including the validity of the issuance of the shares of common stock offered pursuant to the Plan. Our counsel, Greenberg Traurig, P.A., has issued an opinion to us regarding certain tax matters.


                                     EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K/A for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

     The MGCL requires us, unless our charter provides otherwise, which it does not, to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner, trustee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, unless it is established that:

o the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

o the person actually received an improper personal benefit in money, property or services; or

o in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful.

     Under The MGCL, indemnification may be provided against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The indemnification may be provided, however, only if authorized for a specific proceeding after a determination has been made that indemnification is permissible in the circumstances because the person met the applicable standard of conduct. This determination is required to be made:

o by the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding;

o if a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to the proceeding;

o        by special legal counsel; or

o        by the shareholders.

     However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

     A Maryland corporation may pay, before final disposition, the expenses, including attorneys' fees, incurred by a director, officer, employee or agent in defending a proceeding. Under the MGCL, expenses may be advanced to a director or officer when the trustee or officer gives written affirmation that he or she has met the standard of conduct necessary for indemnification and a written undertaking to the corporation to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. The MGCL does not require that the undertaking be secured and the undertaking may be accepted without reference to the financial ability of the director or officer to repay the advance. A Maryland corporation is required to indemnify any director who has been successful, on the merits or otherwise, in defense of a proceeding for reasonable expenses. The determination as to reasonableness of expenses is required to be made in the same manner as required for indemnification.

     Under the MGCL, the indemnification and advancement of expenses provided by statute are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, vote of directors or otherwise.

     Our bylaws require the corporation to indemnify, to the maximum extent permitted by the MGCL, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

o any individual who is a present or former director or officer of us and who is made a party to the proceeding by reason of his service in that capacity; or

o any individual who, while a director of us and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, managing member or trustee of such entity and who is made a party to the proceeding by reason of his service in that capacity.

     We may, with the approval of our board of directors, provide such indemnification and advance expenses to a person who served a predecessor of us in any of the capacities described in the two clauses above and to any employee or agent of us or a predecessor of us.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trust managers, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    EXHIBIT A

                           PLAN SERVICE FEES SCHEDULE


Enrollment Fee for New Investors.....................No Charge

Initial Purchase of Shares...........................No Charge(2)

Sale of Shares (partial or full) (1)
     Transaction Fee.................................$15.00 per sale transaction
     Trading Fee.....................................$0.10 per share

Reinvestment of Dividends............................No Charge(2)

Optional Cash Purchases..............................No Charge(2)

Gift or Transfer of Shares...........................No Charge

Safekeeping of Stock Certificates....................No Charge

Certificate Issuance.................................No Charge

Returned Checks for Insufficient Funds...............$25.00 per item

Duplicate Statements
     Current Year....................................No Charge
     Prior Year(s)...................................$20.00 per year requested

--------------------------------------------------------------------------

(1) The Administrator will deduct the applicable fees from the proceeds of a sale.

(2) Under certain circumstances if the Administrator purchases shares of common stock in open market transactions, you may effectively be paying a portion of the brokerage commissions and fees. See Question 8.




WE RESERVE THE RIGHT TO AMEND OR MODIFY THIS PLAN SERVICE FEES SCHEDULE AT ANY TIME.

                                    EXHIBIT B

                           CALENDAR OF EXPECTED EVENTS


Minimum Waiver Price/Discount        Set Date (1)               Request For Waiver       Optional Investment Due
                                      Due Date                    Date (2)               Investment Date (3)
-----------------------------    ----------------------      ----------------------      ------------------------
   September 9, 2002 (3)        September 16, 2002 (3)      September 20, 2002 (3)      September 30, 2002 (3)
      October 11, 2002              October 18, 2002            October 24, 2002            October 31, 2002
      November 8, 2002             November 15, 2002           November 21, 2002            November 29, 2002
    December 10, 2002 (3)        December 17, 2002 (3)       December 23, 2002 (3)        December 31, 2002 (3)
      January 10, 2003              January 17, 2003             January 23, 2003              January 31, 2003
      February 7, 2003             February 14, 2003           February 20, 2003            February 28, 2003
     March 11, 2003 (3)            March 18, 2003 (3)          March 24, 2003 (3)          March 31, 2003 (3)
        April 9, 2003                April 16, 2003              April 22, 2003              April 30, 2003
         May 8, 2003                  May 16, 2003                May 22, 2003                May 30, 2003
      June 9, 2003 (3)             June 16, 2003 (3)           June 20, 2003 (3)            June 30, 2003 (3)
        July 10, 2003                July 17, 2003               July 23, 2003                July 31, 2003
       August 8, 2003               August 15, 2003             August 21, 2003              August 29, 2003
    September 9, 2003 (3)        September 16, 2003 (3)      September 22, 2003 (3)      September 30, 2003 (3)
      October 10, 2003              October 17, 2003            October 23, 2003            October 31, 2003
      November 7, 2003             November 14, 2003           November 20, 2003            November 28, 2003
    December 10, 2003 (3)        December 17, 2003 (3)       December 23, 2003 (3)        December 31, 2003 (3)

--------------

(1) The Minimum Waiver Price and Discount, if any, will be established 15 business days prior to the applicable Investment Date. The Minimum Waiver Price and Discount only applies to purchases made pursuant to an approved Request for Waiver.

(2) Payment for any optional cash investments must be received by the Administrator by the close of business on the sixth business day immediately preceding the applicable Investment Date.

(3) Based upon our historical dividend payment dates, we may pay common stock dividends in this month. If our board of directors declares the common stock dividend payments for this month, then the Investment Date will be the dividend payment date in this month, and the Minimum Waiver Price/Discount Set Date, Request for Waiver Due Date and Optional Cash Investment Due Date will be adjusted accordingly.

                               U.S. EQUITY MARKETS
                         CLOSED AFTER SEPTEMBER 1, 2002



Thanksgiving Day...........................................          November 28
Christmas Day..............................................          December 25


--------------------------------------------------------






                               U.S. EQUITY MARKETS
                                 CLOSED IN 2003




New Years Day..............................................            January 1
Martin Luther King Jr. Day.................................           January 20
Presidents Day.............................................          February 17
Good Friday................................................             April 18
Memorial Day...............................................               May 26
Independence Day...........................................               July 4
Labor Day..................................................          September 1
Thanksgiving Day...........................................          November 27
Christmas Day..............................................          December 25

================================================================================



                        5,153,214 Shares of Common Stock



                                EQUITY ONE, INC.




                              Dividend Reinvestment
                                       and
                               Stock Purchase Plan

                           ---------------------------

                                   PROSPECTUS
                           ---------------------------





================================================================================







                               September 11, 2002
================================================================================


================================================================================


================================================================================

                               AUTHORIZATION FORM
                                EQUITY ONE, INC.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

To: American Stock Transfer & Trust Company
P.O. Box 922
Wall Street Station
New York, NY 10269-0560

Telephone: (877) 253-6850
Fax Number: (718) 234-1440

INSTRUCTIONS

     This form is to be used only by Equity One, Inc. shareholders to indicate their interest in participating in the Equity One, Inc. Dividend Reinvestment and Stock Purchase Plan. This form will not be accepted by the Administrator unless it is completed in its entirety and is accompanied by the full amount of the optional cash investment, if any.

     The Participant submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form; and (ii) the Participant has received a copy of the Prospectus, dated September 11, 2002, relating to the Plan and agrees to abide by its provisions. If you are electing to make an optional cash investment, it must be at least $100. If your optional cash investment is in excess of $10,000, you must submit a Request for Waiver Form with this form. If your shares are held in your name by a securities depository and you are making an optional cash investment, you must submit a Broker and Nominee Form with this form.

     I wish to participate in the Equity One, Inc. Dividend Reinvestment and Stock Purchase Plan as follows (mark an "X" on the appropriate line(s)):



____ FULL DIVIDEND REINVESTMENT. I want to reinvest the cash dividends on all shares now or hereafter registered in my name and on all shares held for me by the Administrator. I may also elect to make an optional cash investment, as noted below.

____    PARTIAL DIVIDEND REINVESTMENT. I want to reinvest the cash dividends on
        _______ shares registered in my name and want to receive cash dividends on the rest of my shares. I understand that cash dividends on all shares held for me by the Administrator will be reinvested in shares. I may also elect to make an optional cash investment, as noted below.

____ OPTIONAL CASH INVESTMENT. I want to make an optional cash investment. I understand that you will continue to pay me cash dividends on the shares of common stock owned by me now or in the future, unless I have designated such shares for dividend reinvestment, as noted above.


--------------------------------------------------     ------------------------
NAME OF PARTICIPANT (MUST MATCH PRINTED NAME BELOW)    SOCIAL SECURITY NUMBER

--------------------------------------------------------------------------------
ADDRESS OF PARTICIPANT

                             -------- CHECK   ------- MONEY ORDER --------------
---------------------------  MANNER OF PAYMENT (MARK ONE)          TODAY'S DATE
OPTIONAL CASH INVESTMENT
AMOUNT, IF ANY

---------------------------                     --------------------------------
PARTICIPANT (SIGNATURE)                         PARTICIPANT (PRINT NAME)


                             BROKER AND NOMINEE FORM

                                EQUITY ONE, INC.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

To: American Stock Transfer & Trust Company
P.O. Box 922
Wall Street Station
New York, NY 10269-0560

Telephone: (877) 253-6850
Fax Number: (718) 234-1440

INSTRUCTIONS

     This form is to be used by a broker, bank or other nominee submitting an optional cash investment on behalf of a Participant whose shares are held in the name of a securities depository, as provided for in the Prospectus, dated September 11, 2002, for the Equity One, Inc. Dividend Reinvestment and Stock Purchase Plan. A new form must be completed each month an optional cash investment is submitted. This form will not be accepted by the Administrator unless it is completed in its entirety and is accompanied by the full amount of the optional cash investment, if any.

     The broker, bank or other nominee submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form; (ii) a current copy of the Prospectus has been delivered to the Participant; and (iii) the optional cash investment amount specified below is not less than $100 nor greater than $10,000 (unless a completed Request for Waiver Form accompanies this Broker and Nominee Form). Shares issued upon request will be registered in the nominee name of the respective depository.

--------------------------------------------------        ----------------------
NAME OF PARTICIPANT (MUST MATCH PRINTED NAME BELOW)       SOCIAL SECURITY NUMBER


--------------------------------------------------------------------------------
ADDRESS OF PARTICIPANT

----------------------------------  --------------------------------------------
NAME OF SECURITIES DEPOSITORY       PARTICIPANT ACCOUNT NUMBER AT DEPOSITORY

----------------------------------  --------------------------------------------
BROKER/NOMINEE CONTACT              BROKER/NOMINEE TELEPHONE NUMBER

---------------------------------------------   --------------------------------
SHARES HELD WITH DEPOSITORY AS OF RECORD DATE   TODAY'S DATE


---------------------------------------      --------- MONEY ORDER ------- CHECK
OPTIONAL CASH INVESTMENT AMOUNT, IF ANY          MANNER OF PAYMENT (MARK ONE)

---------------------------------------    -------------------------------------
PARTICIPANT (SIGNATURE)                    PARTICIPANT (PRINT NAME)

                            REQUEST FOR WAIVER FORM

                                EQUITY ONE, INC.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

Chief Financial Officer
Equity One, Inc.
1696 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179

Telephone: (305) 947-1664
Fax Number: (305) 947-1734

INSTRUCTIONS

     This form is to be used only by Participants in the Equity One, Inc. Dividend Reinvestment and Stock Purchase Plan who are requesting a waiver from Equity One, Inc. to make an optional cash investment under the Plan in excess of $10,000. A new form must be completed each month the Participant wishes to make an optional cash investment in excess of $10,000. Equity One, Inc., in its sole discretion, may approve investments in excess of $10,000.

     The Participant submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form;
(ii) the Participant has received a copy of the Prospectus dated September 11, 2002, relating to the Plan; and (iii) the Participant shall deliver a copy of this Request for Waiver (approved by Equity One, Inc.) to American Stock Transfer & Trust Company, the administrator of the Plan, no later than six business days prior to the applicable Investment Date together with an Authorization Form or a Broker and Nominee Form and the optional cash investment in good funds.


---------------------------------------                 ------------------------
NAME OF PARTICIPANT (MUST MATCH PRINTED NAME BELOW)       SOCIAL SECURITY NUMBER

--------------------------------------------------------------------------------
ADDRESS OF PARTICIPANT

             $----------------           -------------
OPTIONAL CASH INVESTMENT AMOUNT          TODAY'S DATE

-----------------------------          --------------------------------
PARTICIPANT (SIGNATURE)                PARTICIPANT (PRINT NAME)

================================================================================

Approved by Equity One, Inc.


------------------------------------          ----------------------------------
Name:                                                       Date:
Title:

Minimum Waiver Price, if any:  $_________   Applicable Discount, if any:  _____%

THIS REQUEST FOR WAIVER MAY NOT BE WITHDRAWN BY THE PARTICIPANT.
                            ---

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission Registration Fee.............................$ 6,177.80
Legal Fees and Expenses.........................................................$   20,000
Accounting Fees and Expenses....................................................$    5,000
Printing and Engraving Expenses.................................................$   10,000
Miscellaneous...................................................................$ 4,999.20
                                                                                ------------
    Total.......................................................................$   46,177
                                                                                ============

     All amounts except the Securities and Exchange Commission registration fee are estimated.

Item 15. Indemnification of Directors and Officers.

     The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which limits such liability to the maximum extent permitted by The MGCL. This provision does not limit our ability, or our stockholders ability, to obtain other relief, such as an injunction or rescission.

     Our charter and bylaws authorize and obligate us, to the maximum extent permitted by the MGCL, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or any individual who, while serving as a director on our board, and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor to us in any of the capacities described above and to any of our employees or agents, or employees or agents of a predecessor.

     The MGCL requires a corporation, unless its charter provides otherwise, which our charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL also permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, the director or officer actually received an improper personal benefit in money, property or services or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon our receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     We have entered into indemnification agreements with each member of the board of directors. The indemnification agreements require, among other things, that we indemnify to the fullest extent permitted by law and advance to each indemnified director all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the indemnification agreements, we must also indemnify and advance all expenses incurred by an indemnified director seeking to enforce his rights under the indemnification agreements and may cover executive officers and directors under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights it provides.

     It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 16. Exhibits

   Exhibit
   Number                           Description
   ------                           -----------
   4.1 Articles of Amendment and Restatement of Equity One, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-11 filed November 6, 1997 (Registration No. 333-33977)).

   4.2 Amended and Restated Bylaws of Equity One, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-11 filed November 6, 1997 (Registration No. 333-33977)).

   5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, regarding the legality of the offered securities.*
   8.1 Opinion of Greenberg Traurig, P.A. as to certain federal income taxation matters.*
  23.1  Consent of Deloitte & Touche LLP.*
  23.4 Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in legal opinion filed as Exhibit 5.1).
  23.5 Consent of Greenberg Traurig, P.A. (contained in legal opinion filed as Exhibit 8.1).
  24.1  Powers of Attorney (included on signature pages hereto).

-------------------------

* Previously filed.


Item 17. Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement
                   (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof, and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been, settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)      The undersigned registrants hereby undertakes that:

                (1) For purposes of determining any liability under the Securities Act, the information omitted from the form prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                 (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 13, 2002.

                                           EQUITY ONE, INC.


                                           By:  /s/ Chaim Katzman
                                           ------------------------------------
                                           Chaim Katzman
                                           Chairman and Chief Executive Officer



                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chaim Katzman and Howard M. Sipzner his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                                          TITLE                          DATE
                     ---------                                          -----                          ----

  /s/ CHAIM KATZMAN                                       Chairman of the Board and Chief        September 13, 2002
---------------------------------------------------         Executive Officer
                   Chaim Katzman


  /s/ HOWARD M. SIPZNER                                   Chief Financial Officer and            September 13, 2002
---------------------------------------------------         Principal Accounting Officer
                 Howard M. Sipzner


  /s/ DORON VALERO                                        President and                          September 13, 2002
                                                            Director
---------------------------------------------------
                    Doron Valero


  /s/ NOAM BEN OZER                                       Director                               September 13, 2002
---------------------------------------------------
                   Noam Ben Ozer


  /s/ DR. SCHAIY PILPEL                                   Director                               September 13, 2002
---------------------------------------------------
                 Dr. Schaiy Pilpel


  /s/ ROBERT COONEY                                       Director                               September 13, 2002
---------------------------------------------------
                   Robert Cooney

  /s/ RONALD CHASE                                        Director                               September 13, 2002
---------------------------------------------------
                    Ronald Chase

  /s/ DORI SEGAL                                          Director                               September 13, 2002
---------------------------------------------------
                     Dori Segal

  /s/ PETER LINNEMAN                                      Director                               September 13, 2002
---------------------------------------------------
                   Peter Linneman

  /s/ NATHAN HETZ                                         Director                               September 13, 2002
---------------------------------------------------
                    Nathan Hetz




By:/s/ Chaim Katzman
      ----------------------------------
      Chaim Katzman
      Attorney-in-Fact
